EXHIBIT 3.1

Amendment No. 5 to the
Amended and Restated Limited Liability Company
Operating Agreement of DIV Holding LLC

This Amendment No. 5 (this “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of DIV Holding LLC, a Delaware limited liability company (the “Company”), is entered into as of December 1, 2006 by and among The Veritas Capital Fund II, L.P., a Delaware limited partnership (“Veritas”), and the Persons listed as Additional Class B Members on the Additional Class B Member Signature Pages hereof (collectively, the “Newly Admitted Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement dated as of February 11, 2005 among Veritas and the other Persons listed as Class A Members named therein, as amended by that certain Amended and Restated Limited Liability Company Operating Agreement dated as of April 28, 2005 among Veritas and the other Persons listed as Class A Members named therein, as further amended by that certain Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement dated as of November 22, 2005 among Veritas and the other Persons listed as Class A Members and Class B Members named therein, as further amended by that certain Amendment No. 2 to the Amended and Restated Limited Liability Company Operating Agreement dated as of March 14, 2006 among Veritas and the Persons listed as Additional Class B Members named therein, as further amended by that certain Amendment No. 3 to the Amended and Restated Limited Liability Company Operating Agreement dated as of June 2, 2006 between Veritas and the Person listed as an Additional Class B Member named therein, and as further amended by that certain Amendment No. 4 to the Amended and Restated Limited Liability Company Operating Agreement dated as of July 17, 2006 between Veritas and the Person listed as an Additional Class B Member named therein (collectively, the “Operating Agreement”); and

WHEREAS, Veritas desires to admit the Newly Admitted Members to the Company as Additional Class B Members;

NOW, THEREFORE, in consideration of the mutual agreements made herein, Veritas and the Newly Admitted Members hereby agree to amend the Operating Agreement as follows:

1.     Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.     Effective as of the date hereof, the Newly Admitted Members are hereby admitted to the Company as Additional Class B Members.

3.     Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto to reflect the names, addresses, Capital Contributions, Class A Percentage Interests and Class B Percentage Interests of the Members after the admission of the Newly Admitted Members to the Company and the elimination or reduction of the Class B Percentage Interests of certain Class B Members.

4.     All other terms of the Operating Agreement shall remain in full force and effect and by their execution of this Amendment, the Newly Admitted Members make the representations and warranties set forth in Section 5.2 of the Operating Agreement and agree to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

5.     This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

THE VERITAS CAPITAL FUND II, L.P.

By:	/s/ Robert B. McKeon
Authorized Signatory

Amendment No. 5 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Additional Class B Member Signature Page

Curtis L. Schehr
Name of Additional Class B Member

Class B Percentage Interest: 0.4%

/s/ Curtis L. Schehr
Signature

Amendment No. 5 to the Amended and Restated Limited Liability Company

Operating Agreement of DIV Holding LLC

Additional Class B Member Signature Page

Michael J. Bayer
Name of Additional Class B Member

Class B Percentage Interest: 0.035%

/s/ Michael J. Bayer
Signature